UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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American Realty Capital Properties, Inc.

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2013 (February 20, 2013)
Date of Report (date of earliest event reported)

_________________________

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

_________________________

Maryland	001-35263	45-2482685
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

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Item 8.01 Other Events.

This Current Report on Form 8-K is being filed pursuant to a memorandum of understanding regarding settlement of certain litigation relating to the Agreement and Plan of Merger (the “Merger Agreement”) by and among American Realty Capital Trust III, Inc., a Maryland corporation (“ARCT III”), American Realty Capital Properties, Inc., a Maryland corporation (“ARCP”), ARC Properties Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of ARCP (“ARCP OP”), American Realty Capital Operating Partnership III, L.P., a Delaware limited partnership and the operating partnership of ARCT III (“ARCT III OP”), and Tiger Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of ARCP (“Merger Sub”), dated as of December 14, 2012.

SETTLEMENT OF CERTAIN LITIGATION

On January 30, 2013, Randell Quaal filed a putative class action lawsuit in the Supreme Court for the State of New York against ARCT III, ARCT III OP, the members of the ARCT III board of directors (the “ARCT III Board”), ARCP, ARCP OP and Merger Sub (the “Quaal Action”). Plaintiff alleges, among other things, that the ARCT III Board breached its fiduciary duties in connection with the transactions contemplated under the Merger Agreement (the “Proposed Transaction”) by agreeing to an inadequate price and employing a flawed process. Plaintiff further alleges that the joint proxy statement/prospectus filed with the Securities Exchange Commission (the “SEC”) on January 22, 2013 (the “Definitive Proxy Statement”) was inadequate and failed to provide ARCT III’s stockholders with certain material information in connection with the Proposed Transaction. Plaintiff seeks, among other things, to enjoin the Proposed Transaction.

On February 20, 2013, the parties agreed to a memorandum of understanding regarding settlement of all claims asserted on behalf of the alleged class of ARCT III stockholders. In connection with the settlement contemplated by that memorandum of understanding, the Quaal Action and all claims asserted therein will be dismissed, subject to court approval. The proposed settlement terms require ARCT III to make certain additional disclosures related to the merger, as set forth in this Current Report on Form 8-K. The memorandum of understanding further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including confirmatory discovery and court approval following notice to ARCT III’s stockholders. If the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding.

SUPPLEMENT OF DEFINITIVE PROXY STATEMENT

In connection with the settlement of the Quaal Action, defendants in that case have agreed to make these supplemental disclosures to the Definitive Proxy Statement. The supplemental information set forth below must be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information in the Definitive Proxy Statement. Nothing in this Current Report on Form 8-K, the memorandum of understanding or any stipulation of settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Definitive Proxy Statement. All page number references are to the Definitive Proxy Statement.

The third full paragraph on page 62 is hereby amended and supplemented by replacing such paragraph with the following:

Beginning in October 2012, representatives of ARCT III’s financial advisor, at the direction of the ARCT III independent directors, contacted two potential bidders regarding their interest in engaging in a strategic transaction with ARCT III. Such third parties were selected based on, among other things, ability to consummate a transaction of the size suggested by ARCT III’s value, strategic imperative, liquidity, common investment objectives or strategy, perceived decision making efficiency, experience and track record. One of these potential bidders, a publicly traded REIT which we refer to as Bidder A, had previously contacted the ARCT III Advisor regarding a strategic transaction with ARCT III; however, none of those prior discussions proceeded past the preliminary stage and no terms were proposed during those prior discussions. On October 19, 2012, Bidder A executed a confidentiality agreement and was subsequently provided access to ARCT III’s online data room in early November 2012, which contained certain non-public information concerning ARCT III’s business and operations. ARCT III’s financial advisor continued discussions with the potential bidders.

The fourth full paragraph on page 64 is hereby amended and supplemented by inserting the following sentence at the end of the second sentence:

Such $12.00 per share amount was determined by the ARCT III Board based upon, among other things, preliminary financial analysis provided by ARCT III’s financial advisor.

The fourth full paragraph on page 65 is hereby amended and supplemented by inserting the following sentence at the end of such paragraph:

In the case of ARCP, the discussions focused on improvements in terms relating to an exclusivity agreement and board representation for ARCT III stockholders in the combined company.

The last paragraph beginning on page 65 is hereby amended and supplemented by inserting the following sentence at the end of such paragraph:

The ARCT III Board also determined that the ARCP proposal was a superior alternative to pursuing a share listing or maintaining the status quo because only the ARCP proposal could, among other things, (i) provide ARCT III with immediate access to the public capital markets to support growth, (ii) create the only net lease company that acquires both long- and mid-duration leases and (iii) lower its operating costs.

The last paragraph on page 79 is hereby amended and supplemented by inserting the following sentence after the third sentence of such paragraph:

For purposes of the analysis, cash flows generally were calculated as EBITDA plus non-cash compensation (treated as a non-cash expense) less straight-line rent adjustment, acquisitions, external manager incentive fees and listing expenses, and the discount rate range was selected after taking into consideration, among other things, a weighted average cost of capital calculation.

The last paragraph on page 80 is hereby amended and supplemented by inserting the following sentence after the third sentence of such paragraph:

For purposes of the analysis, cash flows generally were calculated as EBITDA plus non-cash compensation (treated as a non-cash expense) less straight-line rent adjustment and acquisitions, and the discount rate range was selected after taking into consideration, among other things, a weighted average cost of capital calculation.

The third paragraph on page 82 is hereby amended and supplemented by replacing such paragraph with the following:

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to ARCP and its affiliates and have received or in the future may receive compensation for rendering these services, including acting as syndication agent for, and as a lender under, an existing senior secured term credit facility, and as sole bookrunner, lead arranger and administrative agent for, and as a lender under, a proposed senior secured bridge credit facility, of the ARCP OP and its affiliates. An affiliate of BofA Merrill Lynch has committed to provide $200 million of the proposed $1 billion in credit facilities for the ARCP OP and its affiliates to be undertaken for purposes of financing the transaction and it is expected that fees to be received by BofA Merrill Lynch and its affiliates for services in connection with the proposed financing for the transaction will be less than $2.5 million in the aggregate. From January 1, 2011 to December 31, 2012 (the approximate two-year period prior to the date of BofA Merrill Lynch’s opinion rendered on December 14, 2012), BofA Merrill Lynch and its affiliates received less than $1 million in the aggregate from ARCP and its affiliates for corporate, commercial and investment banking services unrelated to the merger.

The disclosures contained under the caption “Company Financial Analyses – Selected Publicly Traded Companies Analysis” beginning on page 86 are hereby amended and supplemented by replacing them with the following:

UBS reviewed selected financial data of nine publicly traded net lease REITs, including ARCP, with a view toward comparing such data with corresponding data of ARCT III. UBS reviewed, among other things, the net operating income of each selected company, as a percentage of the enterprise value of each selected company, calculated as equity market value plus debt at book value, preferred stock at liquidation value and minority interests at book value, less cash and cash equivalents (“enterprise value”), each such percentage referred to as the Implied Cap Rate. The Implied Cap Rates were calculated (i) as of December 12, 2012 and (ii) based on twelve-month forward net operating income. UBS also reviewed (i) enterprise values of the selected companies as multiples of estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, for calendar year 2013, (ii) equity values of the selected companies as multiples of estimated calendar year 2013 funds from operations, referred to as FFO, (iii) current annualized dividends of the selected companies as percentages of stock prices, referred to as dividend yield, (iv) net debt of the selected companies as percentages of enterprise value, and (v) debt of the selected companies as multiples of estimated EBITDA for calendar year 2013. Equity values for the selected companies and for ARCP were based on closing stock prices as of December 12, 2012, except where otherwise noted. The enterprise values of the selected companies were based on net debt and outstanding shares as of September 30, 2012, using the treasury stock method and including operating partnership units. Stock price data for American Realty Capital Trust, Inc. was based on the closing stock price as of September 5, 2012, the most current date prior to announcement of its acquisition by Realty Income Corporation. Financial data for the selected companies, other than ARCP, were based on publicly available research analysts’ consensus estimates, public filings and other publicly available information. Estimated financial data for ARCP were based on internal estimates of the ARCP Manager. This analysis indicated the following implied multiples for the selected companies. For purposes of the table below, “NA” means not available.

Company	Implied Cap Rate	2013E EV/EBITDA	2013E Price/FFO	Dividend Yield	Net Debt/EV	Debt/2013E EBITDA
Realty Income	5.8%	18.1x	18.7x	4.5%	30.9%	5.7x
WP Carey	6.4%	16.7x	12.6x	5.3%	36.8%	6.5x
National Retail Properties	6.0%	16.0x	17.0x	5.1%	27.1%	4.5x
EPR Properties	8.2%	12.5x	11.7x	6.6%	35.5%	4.5x
Lexington Properties Trust	9.6%	12.3x	9.6x	6.1%	47.9%	6.1x
Spirit Realty Capital, Inc.	NA	12.9x	11.9x	7.7%	57.9%	7.6x
American Realty Capital Trust, Inc.	NA	15.6x	14.7x	6.0%	35.2%	5.5x
CapLease, Inc.	8.5%	13.6x	8.4x	5.5%	69.2%	9.5x
ARCP	8.9%	13.8x	12.5x	6.9%	43.5%	6.1x

This analysis indicated the following implied median and mean Implied Cap Rates, EBITDA and FFO multiples, dividend yields, net debt percentages and debt-to-EBITDA multiples for the selected companies. UBS then compared the Implied Cap Rates, EBITDA multiples, FFO multiples, dividend yields, net debt percentages and debt-to-EBITDA multiples derived for the selected companies with corresponding Implied Cap Rates, EBITDA multiples, FFO multiples, dividend yields, net debt percentages and debt-to-EBITDA multiples for ARCT III based on the implied per share value of the merger consideration, both for ARCT III financial information as of September 30, 2012 and as estimated as of March 31, 2013. Estimated financial data for ARCT III were based on internal estimates of the ARCT III Advisor. For purposes of the table below, ‘‘NM’’ means not meaningful.

	Implied Cap Rate	2013E EV/EBITDA	2013E Price/FFO	Dividend Yield	Net Debt/EV	Debt/2013E EBITDA
Median	7.3%	14.6x	12.3x	5.7%	36.1%	5.9x
Mean	7.4%	14.7x	13.1x	5.8%	42.6%	6.2x
ARCT III @ Implied Purchase Price (9/30/12)	NM	NM	NM	5.4%	6.8%	1.1x
ARCT III @ Implied Purchase Price (3/31/13)	5.2%	20.4x	16.5x	5.4%	28.2%	5.9x

The disclosures contained under the caption “Company Financial Analyses – Selected Precedent Transactions Analysis” beginning on page 87 are hereby amended and supplemented by replacing them with the following:

UBS reviewed publicly available information relating to eleven selected transactions involving REITs primarily engaged in the net lease business, with a view toward comparing such information with corresponding information for the merger. UBS reviewed, among other things, Implied Cap Rates for the target companies. The Implied Cap Rates were based on (i) the reported net operating income for the twelve-month period at the time of announcement of the applicable transaction and (ii) the enterprise values of each target company based on net debt and outstanding shares at the time of announcement of the applicable transaction, using the treasury stock method and including operating partnership units. UBS also reviewed implied equity values paid in the selected transactions, calculated as the purchase price paid for the target company’s equity, as multiples of, to the extent publicly available, (i) FFO for the latest twelve-month period for which information was available at the time of announcement of the applicable transaction, referred to as LTM FFO, (ii) estimated FFO for the next calendar year, referred to as CY + 1 FFO, (iii) adjusted FFO, referred to as AFFO, for the latest twelve-month period for which information was available at the time of announcement of the applicable transaction, referred to as LTM AFFO, and (iv) AFFO for the next calendar year, referred to as CY + 1 AFFO. This analysis indicated the following implied multiples for the selected transactions. For purposes of the table below, ‘‘NA’’ means not available, and “NM” means not meaningful.

				Equity Value /
Announcement Date	Acquiror	Target	Implied Cap Rate	LTM FFO	CY+1 FFO	LTM AFFO	CY+1 AFFO
09/06/12	Realty Income Corporation	American Realty Capital Trust, Inc.	5.9%	18.3x	14.1x	16.4x	13.7x
02/17/12	W.P. Carey, Inc.	Corporate Property Associates 15, Inc.	7.3%	13.0x	NA	13.3x	NA
12/24/11	Ventas, Inc.	Cogdell Spencer, Inc.	8.2%	NM	12.6x	NM	15.8x
02/27/11	Ventas, Inc.	Nationwide Health Properties, Inc.	5.0%	21.8x	16.9x	20.3x	19.2x
12/14/10	Corporate Property Associates 16, Inc.	Corporate Property Associates 14 Inc.	7.1%	10.2x	NA	12.0x	NA
11/02/07	Gramercy Capital Corporation	American Financial Realty Trust	6.1%	NM	26.4x	NM	10.9x
03/13/07	Investor Group	Spirit Realty Capital, Inc.	5.4%	17.5x	9.3x	NA	9.2x
10/30/06	General Electric Company	Trustreet Properties Inc.	6.5%	15.1x	15.1x	NA	14.1x
10/23/06	Record Realty Trust	Government Properties Trust	7.2%	18.5x	15.6x	NA	12.7x
07/23/06	Lexington Realty Trust	Newkirk Realty Trust, Inc.	10.3%	NA	7.7x	NA	7.4x
09/02/05	DRA Advisors LLC	Capital Automotive REIT	6.4%	15.0x	12.5x	NA	12.9x

Based on this analysis, UBS then compared Implied Cap Rates and FFO and AFFO multiples derived for the selected transactions with corresponding Implied Cap Rates and implied FFO and AFFO multiples for ARCT III based on the implied per share value of the merger consideration. FFO and AFFO multiples for the selected transactions were based on publicly available information at the time of announcement of the applicable transaction. Estimated financial data for ARCT III were based on internal estimates of the ARCT III Advisor. This analysis indicated the following implied median and mean Implied Cap Rates and FFO and AFFO multiples for the selected transactions, as compared to corresponding Implied Cap Rates and implied FFO and AFFO multiples for ARCT III. For purposes of the table below, “NM” means not meaningful.

		Equity Value /
	Implied Cap Rate	LTM FFO	CY+1 FFO	LTM AFFO	CY+1 AFFO
Median	6.5%	16.3x	14.1x	14.9x	12.9x
Mean	6.9%	16.2x	14.5x	15.5x	12.9x
ARCT III @ Implied Purchase Price (9/30/12)	9.5%	NM	16.5x	NM	16.1x
ARCT III @ Implied Purchase Price (3/31/13)	5.2%	NM	16.5x	NM	16.1x

The first full paragraph contained under the caption “Company Financial Analyses – Discounted Cash Flow Analyses” on page 88 is hereby amended and supplemented by replacing such paragraph with the following:

For each of the discounted cash flow analyses described below, unless otherwise noted, (i) net debt amounts were as of September 30, 2012, (ii) implied per share values were based on fully diluted shares outstanding as of September 30, 2012, (iii) implied per share values were not adjusted to reflect potential dilution from anticipated equity financings of a portion of projected capital expenditures during the projection period, and (iv) standalone unlevered free cash flows were calculated as total cash rental revenues less (a) operating expenses (excluding any financing and/or transaction costs), and (b) capital expenditures associated with projected property acquisitions (and, in the case of standalone ARCT III, the estimated cost for ARCT III to list on a national securities exchange in 2013).

The disclosures contained under the caption “The Merger – Potential Conflicts” beginning on page 96 are hereby amended and supplemented by inserting the following after the last bullet point:

In addition to the conflicts discussed elsewhere in this joint proxy statement/prospectus, each of the independent directors of the ARCT III Board have served or is currently serving on the board of directors of certain other entities affiliated with ARC:

•	Scott J. Bowman served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. from August 2011 to May 2012 (while Messrs. Schorsch and Weil were also serving on such board). He has also been serving as an independent director on the board of directors of American Realty Capital New York Recovery REIT, Inc. since August 2011(with Mr. Schorsch also serving on such board) and American Realty Capital Global Trust, Inc. since May 2012.

•	Edward G. Rendell served as an independent director on the boards of directors of American Realty Capital Healthcare Trust, Inc. from January 2011 to March 2012 (while Mr. Schorsch was also serving on such board) and American Realty Capital – Retail Centers of America, Inc. from February 2011 to March 2012. He has also been serving as an independent director on the boards of directors of American Realty Capital Daily Net Asset Value Trust, Inc. since March 2012 (with Mr. Schorsch also serving on such board), American Realty Capital Global Trust, Inc. since March 2012, Business Development Corporation of America, Inc. since January 2011, and American Realty Capital – Retail Centers of America, Inc. since October 2012 (with Mr. Schorsch serving as Chairman of such board as well as the Chief Executive Officer of such entity since its formation). In addition, Mr. Rendell served as an independent director on the board of directors of ARCP from July 2011 to October 2012 while Messrs. Schorsch and Weil were also serving as directors on such board.

•	David Gong served as an independent director on the board of directors of American Realty Capital Daily Net Asset Value Trust, Inc. from March 2011 to August 2011 (while Mr. Schorsch was also serving on such board). He has also been serving as an independent director on the boards of directors of American Realty Capital Healthcare Trust II, Inc. since January 2013 and American Realty Capital – Retail Centers of America, Inc. since February 2011 (with Mr. Schorsch serving as Chairman of such board as well as the Chief Executive Officer of such entity since its formation). In addition, Mr. Gong served as an independent director on the board of directors of ARCP from July 2011 to October 2012 while Messrs. Schorsch and Weil were also serving as directors on such board.

In connection with the foregoing, it should be noted that Mr. Schorsch is the Chief Executive Officer and Chairman of the board of directors of ARCP, while Mr. Weil is a Director, Secretary, and Executive Vice-President of ARCP. Mr. Weil also has held or is currently holding various executive positions at American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., American Realty Capital Healthcare Trust, Inc. and American Realty Capital Daily Net Asset Value Trust, Inc.

Additional Information and Where to Find It

In connection with the proposed merger, ARCT III and ARCP have filed a Definitive Proxy Statement with the SEC on January 22, 2013 and commenced mailing the Definitive Proxy Statement and a form of proxy to the stockholders of ARCP. BEFORE MAKING ANY VOTING DECISION, INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors will be able to obtain, without charge, a copy of the Definitive Proxy Statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Copies of the documents filed by ARCT III with the SEC are also available free of charge on ARCT III’s website at http://www.arct-3.com, and copies of the documents filed by ARCP with the SEC are available free of charge on ARCP’s website at http://www.americanrealtycapitalproperties.com.

Participants in Solicitation

ARCT III, ARCP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ARCT III’s and ARCP’s stockholders in respect of the proposed merger. Information regarding ARCT III’s directors and executive officers can be found in ARCT III’s definitive proxy statement filed with the SEC on April 24, 2012. Information regarding ARCP’s directors and executive officers can be found in ARCP’s definitive proxy statement filed with the SEC on May 4, 2012 and its Current Report on Form 8-K filed with the SEC on October 16, 2012. Stockholders may obtain additional information regarding the interests of ARCP and its directors and executive officers in the proposed merger, which may be different than those of ARCP stockholders generally, by reading the Definitive Proxy Statement filed in connection with the proposed merger with the SEC on January 22, 2013 and other relevant documents regarding the proposed merger filed with the SEC. These documents are available free of charge on the SEC’s website and from ARCT III or ARCP, as applicable, using the sources indicated above.

Forward Looking Statements

Information set forth herein (including information included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCT III’s and ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to whether and when the transactions contemplated by the merger agreement will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability of ARCT III and ARCP to obtain the stockholder approvals required to consummate the proposed merger; failure of the parties to enter into a stipulation of settlement, failure of the court to approve any proposed settlement, or uncertainty as to whether any eventual settlement will be under the same terms as those contemplated by the memorandum of understanding; market volatility, unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; whether or not ARCP common stock will be included in REIT and public exchange indices; uncertainty regarding the level of demand for ARCP common stock that inclusion in such indices would generate; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in ARCT III’s and ARCP’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. ARCT III and ARCP disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: February 21, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and
Chairman of the Board of Directors